As filed with the Securities and Exchange Commission on June 26, 2000



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                June 23, 2000




                         COOPER TIRE & RUBBER COMPANY
            (Exact name of registrant as specified in its charter)


           DELAWARE                 1-4329                    34-4297750
        (State or other          (Commission               (I.R.S. employer
         jurisdiction of         File Number)            identification no.)
         incorporation)


                  Lima and Western Avenues, Findlay, Ohio 45840
                    (Address of principal executive offices)
                                  (Zip Code)


                                (419) 423-1321
              (Registrant's telephone number, including area code)


                    The Exhibit Index is located at page 3.

Item 5.  Other Events
------   ------------

Cooper Tire & Rubber Company announced that it has reached a definitive agreement to sell all of the shares of its Holm
Industries, Inc. subsidiary to a unit of Madison Capital Partners.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
------   ------------------------------------------------------------------

 (c)     Exhibits.  The following exhibit is filed herewith:


         Exhibit No.                     Description
         -----------                     -----------

            99           Cooper Tire & Rubber Company press release issued
                         June 23, 2000








                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COOPER TIRE & RUBBER COMPANY


                                        By: /S/ Richard N. Jacobson
                                            ----------------------
                                            RICHARD N. JACOBSON
                                            Assistant General Counsel
                                            Assistant Secretary


June 26, 2000
--------------
    (Date)

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT                           DESCRIPTION
-------                           -----------

  99       Cooper Tire & Rubber Company press release issued June 23, 2000

                                                                    Exhibit 99

COMPANY CONTACT:  Roger S. Hendriksen                    FOR IMMEDIATE RELEASE
                  (419) 427-4768                         June 23, 2000



COOPER TIRE & RUBBER COMPANY TO SELL ADDITIONAL UNITS OF PLASTICS DIVISION
--------------------------------------------------------------------------



FINDLAY, OHIO, June 23, 2000 - COOPER TIRE & RUBBER COMPANY (NYSE: CTB) today announced that it has reached a definitive agreement to sell all of the shares of its Holm Industries, Inc. subsidiary to a unit of Madison Capital Partners, a Chicago-based investment firm with holdings in plastics and capital equipment.

Holm, which had revenues of approximately $120 million in 1999, is a leading producer of extruded plastic sealing products for the appliance and construction industries. Holm is also a leading producer of corrugated plastic tubing for the appliance and automotive industries through its OEM/Miller business unit, which is included in the sale. Holm is the largest business unit in Cooper Tire & Rubber Company's Plastics Division, which Cooper previously announced would be sold.

Terms of the transaction, including the purchase price, were not disclosed, although the company did say that the consideration would be paid primarily in cash at the closing. The sale is expected to close by June 30.

Commenting on the pending sale, Thomas A. Dattilo, Cooper's chairman, president and CEO, said, "This sale represents an important piece in the execution of our plan to divest our Plastics Division. The attractive price to be received for this business will benefit our shareholders, and our ability to complete the transaction in a timely fashion will allow us to focus all of our resources on creating value in our core tire and automotive parts businesses."

The company will continue its efforts to sell the remaining portion of its Plastics Division, which now consists only of its extruded plastic trim operations. Related announcements could be made in the third quarter.

Company Description
Cooper Tire & Rubber Company is headquartered in Findlay, Ohio and specializes in the manufacture and marketing of automotive products. Products for Cooper's Tire Group include automotive, motorcycle and truck tires, inner tubes, tread rubber and equipment. In the Automotive Group, Cooper is an original equipment supplier of sealing, trim, NVH control systems and fluid handling systems for the automotive industry in North America, Europe, Australia and South America. Other products for this group include rubber and plastic sealing components for the refrigeration industry in North America. Cooper has more than 25,000 employees and 77 manufacturing facilities in 13 countries. For more information, visit the Company's web site at www.coopertire.com.

Forward-Looking Statements
This report contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company may not close the transaction by the date estimated or at all.

Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U.S. Securities and Exchange Commission.